NETCOM ON-LINE COMMUNICATION SERVICES, INC.
                  FIRST AMENDMENT TO EMPLOYEE LETTER AGREEMENT



Mr. Eric Goffney
41961 Paseo Padre Parkway
Fremont, CA 94539


Dear Eric:

     This letter sets forth an amendment to the Employee Letter Agreement between you and NETCOM On-Line Communication Services, Inc. ("NETCOM") dated August 22, 1995. By signing this letter, you will be agreeing to an amendment to the Agreement as set forth below.

     1. The first paragraph of Section 1 of the Agreement is hereby amended to read in full as follows:

          "1. Salary. You will be paid a monthly base salary of $15,000 which covers all hours worked. Generally, your salary will be reviewed annually, but the Board of Directors reserves the right to increase your salary from time to time. Any such change, to be effective, must be reflected in a writing signed by an officer of the Company (other than you) and approved by the Board of Directors. Your salary will be paid in accordance with the normal payroll practices of NETCOM."

     2. The first two sentences of Section 5(a) of the Agreement are hereby amended to read in full as follows:

          "(a) General Term. The term of your employment shall be two years commencing on November 1, 1996, unless earlier terminated pursuant to this
     Section 5. Notwithstanding anything to the contrary herein, the Board of Directors may terminate your employment with or without cause at any time; provided, however, that if you are terminated without cause (other than as a result of disability or death) within two years of the date that you sign this Agreement, you will receive salary continuation, payable in accordance with NETCOM's standard payroll practices for a period equal to the lesser of (i) six months or (ii) the remainder of the two-year term of this Agreement (the "Continuation Period"), in lieu of notice.

     3. Please note that the Agreement, as supplemented by this Amendment, supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matter herein. It constitutes the full, complete and exclusive agreement between you and NETCOM with respect to the subject


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matter herein. The Agreement, as amended hereby, may only be modified by a writing signed by you and by the Company and approved by the Board of Directors. Except as amended hereby, the Agreement shall continue in full force and effect.

     In order to confirm your agreement with and acceptance of these terms, please sign one copy of this letter and return it to NETCOM. The other copy is for your records.

                                         Very truly yours,

                                         NETCOM ON-LINE COMMUNICATION
                                         SERVICES, INC.



                                         By
                                            -----------------------------------

                                         Title
                                              ---------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     I agree to the terms of employment set forth in this Amendment.


Date:  November 1, 1996

                                         --------------------------------------
                                                      Eric Goffney